Third Point Re Announces Second Quarter 2020 Earnings Results and Board of Director Updates

Net income of $124.0 million, or $1.33 per diluted common share, for the second quarter of 2020
Return on beginning shareholders’ equity of 10.1% for the second quarter of 2020
Combined ratio of 98.3% for the second quarter of 2020
HAMILTON, Bermuda, August 6, 2020, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its second quarter ended June 30, 2020.
Earnings Summary
Third Point Re reported net income available to common shareholders of $124.0 million, or $1.33 per diluted common share, for the three months ended June 30, 2020, compared to net income available to common shareholders of $53.1 million, or $0.57 per diluted common share, for the three months ended June 30, 2019. For the six months ended June 30, 2020, Third Point Re reported a net loss attributable to common shareholders of $59.6 million, or $0.65 per diluted common share, compared to net income available to common shareholders of $186.0 million, or $2.00 per diluted common share, for the six months ended June 30, 2019.
“We were very pleased with our second quarter results with a return on equity for the quarter of 10.1%. Our combined ratio for the second quarter was 98.3%, of which 7.0 percentage points, or $9.9 million, was attributable to the ongoing impacts of COVID-19. Our diluted book value per share at the end of the quarter was $14.37,” commented Dan Malloy, Chief Executive Officer. “Our investment portfolio had a significant bounce back in the second quarter with a 5.8% return on the consolidated investment portfolio with significant contributions from our investment in the Third Point Enhanced Fund as well as from our opportunistic credit investments that we made at the end of the first quarter. Our shift in business mix into higher margin property and specialty lines is benefiting from improving market conditions and with historically low interest rates, we expect to benefit from our differentiated investment strategy. Our capital position remains strong and we are well positioned to continue to deliver increasing shareholder value from both underwriting and investments.”
Board of Director Updates
Third Point Re today announced that Siddhartha (Sid) Sankaran, a current director, has been elected as Chairman of the Board, effective immediately. Joshua L. Targoff, the former Chairman, will remain on the Board. In addition, the Company announced the appointment of Mehdi A. Mahmud as a member of its Board. Mr. Mahmud, 47 years old, currently serves as Chief Executive Officer and President of First Eagle Investment Management LLC, a subsidiary of First Eagle Holdings Inc., and brings extensive investment expertise to the Board.
Additional Information on Financial Results
The following table shows certain key financial metrics for the three and six months ended June 30, 2020 and 2019:

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	($ in millions, except for per share data and ratios)
Gross premiums written	$157.6	$82.6	$361.7	$402.2
Net premiums earned	$140.8	$145.5	$287.1	$298.5
Net underwriting income (loss) (1)	$2.4	$(1.7)	$6.8	$(7.4)
Combined ratio (1)	98.3%	101.1%	97.6%	102.5%
Net investment return on investments managed by Third Point LLC	5.8%	2.9%	(1.9)%	10.3%
Net investment income (loss)	$137.2	$69.1	$(47.8)	$224.1
Net income (loss) available to Third Point Re common shareholders	$124.0	$53.1	$(59.6)	$186.0
Diluted earnings (loss) per share available to Third Point Re common shareholders	$1.33	$0.57	$(0.65)	$2.00
Change in diluted book value per share (2)	10.1%	4.4%	(4.5)%	14.6%
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders (2)	10.1%	4.0%	(4.2)%	15.4%
Net investments managed by Third Point LLC (3)	$2,536.4	$2,590.1	$2,536.4	$2,590.1
(1)See the accompanying Segment Reporting for a calculation of net underwriting income (loss) and combined ratio.
(2)Change in diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance

Indicators for an explanation and calculation of diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders.
(3)Prior year comparatives represent amounts as of December 31, 2019.
Property and Casualty Reinsurance Segment
Gross premiums written
Gross premiums written increased by $75.0 million, or 90.8%, to $157.6 million for the three months ended June 30, 2020 from $82.6 million for the three months ended June 30, 2019. The increase in gross premiums written was primarily due to new contracts bound in the current year period, including new property catastrophe and specialty contracts in line with our changing underwriting strategy.
Gross premiums written decreased by $40.5 million, or 10.1%, to $361.7 million for the six months ended June 30, 2020 from $402.2 million for the six months ended June 30, 2019. The decrease in gross premiums written was primarily due to certain contracts that we did not renew, including certain contracts which no longer fit our underwriting criteria as part of our shift in underwriting strategy. This decrease was partially offset by new contracts bound in the current year period.
Net underwriting results
The improvement in the net underwriting results for the three and six months ended June 30, 2020 was primarily due to this shift in business mix, but was partially offset in the quarter and year to date period from the impact of the COVID-19 pandemic.
The COVID-19 outbreak is causing unprecedented social disruption, global economic volatility, reduced liquidity of capital markets and intervention by various governments around the world. For the three and six months ended June 30, 2020, we recognized net losses of $9.9 million and $19.4 million, respectively, net of additional premiums, or 7.0 and 6.8 percentage points, respectively, on the combined ratio, relating to COVID-19. These losses were driven primarily by contingency exposures (event cancellation) as well as certain casualty and multi-line quota share contracts.
There are significant uncertainties surrounding the ultimate amount of claims and scope of damage resulting from this pandemic. Our estimate is based on currently available information derived from information provided by cedents. These estimates include losses only related to our estimate of claims incurred as of June 30, 2020.
For the three and six months ended June 30, 2020, we recorded improvement in the net underwriting results of $0.2 million and $2.5 million, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
For the three and six months ended June 30, 2019, we recorded a net $0.1 million and $0.5 million improvement in the net underwriting results, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
Investments
The following is a summary of our total net investments managed by Third Point LLC as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
	($ in thousands)
TP Fund	$758,419	$860,630
Collateral and other investment assets (1)	1,777,977	1,729,497
Total net investments managed by Third Point LLC	$2,536,396	$2,590,127
(1)Collateral assets primarily consist of fixed income securities such as U.S. Treasuries, money markets funds, and sovereign debt. Other investment assets primarily consist of U.S Treasuries, structured and corporate credit fixed income securities such as corporate bonds, asset-backed securities and bank debt as well as interest rate hedges in the form of short positions on U.S. Treasuries.

The following is a summary of the net investment return for our total net investments managed by Third Point LLC for the three and six months ended June 30, 2020 and 2019:

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
TP Fund	14.9%	5.8%	(11.9)%	17.7%
Collateral and other investments	2.2%	0.2%	3.2%	1.1%
Net investment return on investments managed by Third Point LLC (1)	5.8%	2.9%	(1.9)%	10.3%
(1)Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment income (loss) for our total net investments managed by Third Point LLC for the three and six months ended June 30, 2020 and 2019:

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	($ in thousands)
TP Fund	$98,604	$66,357	$(102,211)	$213,348
Collateral and other investments (1)	38,636	2,429	54,058	10,163
Net investment income (loss) on investments managed by Third Point LLC (2)	$137,240	$68,786	$(48,153)	$223,511
(1)Includes foreign exchange losses of $0.6 million and $10.9 million in the three and six months ended June 30, 2020, respectively (2019 - $3.8 million and $0.7 million, respectively) resulting from the revaluation of foreign currency reinsurance collateral held in trust accounts. Non-U.S. dollar reinsurance assets, or balances held in trust accounts securing reinsurance liabilities generally offset reinsurance liabilities in the same non-U.S. dollar currencies resulting in minimal net exposure. As a result, the foreign exchange losses from the revaluation of foreign currency reinsurance collateral held in trust accounts are offset by corresponding foreign exchange gains from the revaluation of foreign currency loss and loss adjustment expense reserves.
(2)Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment return by investment strategy on total net investments managed by Third Point LLC for the three and six months ended June 30, 2020 and 2019:

	Three months ended
	June 30, 2020			June 30, 2019
	Long	Short	Net	Long	Short	Net
Equity	6.1%	(4.0)%	2.1%	3.2%	(1.2)%	2.0%
Credit	3.8%	—%	3.8%	0.6%	—%	0.6%
Other	—%	(0.1)%	(0.1)%	0.5%	(0.2)%	0.3%
Net investment return on investments managed by Third Point LLC	9.9%	(4.1)%	5.8%	4.3%	(1.4)%	2.9%

	Six months ended
	June 30, 2020			June 30, 2019
	Long	Short	Net	Long	Short	Net
Equity	(5.5)%	0.8%	(4.7)%	11.8%	(3.5)%	8.3%
Credit	3.6%	(0.1)%	3.5%	1.6%	(0.3)%	1.3%
Other	(0.5)%	(0.2)%	(0.7)%	1.0%	(0.3)%	0.7%
Net investment return on investments managed by Third Point LLC	(2.4)%	0.5%	(1.9)%	14.4%	(4.1)%	10.3%

For the three months ended June 30, 2020, the portfolio generated positive results across asset classes with long credit investments driving the majority of gains for the quarter. The credit strategy performed well with strength in the corporate credit portfolio leading positive performance as the portfolio benefited from tightening spreads within the investment grade credit market. Investments in ABS also produced profits. Within equities, most sectors contributed to positive results on the long side while short equity investments and hedges modestly offset overall gains for the strategy. The other strategy, which includes ventures and macroeconomic investments, was net flat during the quarter.

For the six months ended June 30, 2020, losses from the equity portfolio drove the majority of the net negative performance. Long equity investments in the industrials, consumer discretionary, and financials sectors detracted. The credit strategy provided strong results as gains across both structured and corporate credit investments helped to partially offset overall fund losses for the year. The other strategy contributed modestly to net losses for the first half of the year.
Conference Call Details
The Company will hold a conference call to discuss its second quarter 2020 results as well as its recently announced transaction with Sirius International Insurance Group, Ltd. (“Sirius”) at 8:30 a.m. Eastern Time on August 7, 2020. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under the “Investors” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. second quarter earnings conference call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13706089. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on August 14, 2020.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; a pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak, may adversely impact our financial condition or results of operations; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; fluctuations in market value of our fixed-income securities; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Re BDA potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; risks associated with the failure to complete, or the failure to realize the expected benefits of the transaction with Sirius; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by our Quarterly Report on Form 10-Q for the period ended March 31, 2020, and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic and diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Re BDA and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), writes property and casualty reinsurance business. Third Point Re BDA and Third Point Re USA each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2020 and December 31, 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(Unaudited)	(Audited)
	June 30, 2020	December 31, 2019
Assets
Investment in related party investment fund, at fair value (cost - $891,850; 2019 - $891,850)	$758,419	$860,630
Debt securities, trading, at fair value (cost - $226,694; 2019 - $129,330)	238,574	125,071
Other investments, at fair value	4,000	4,000
Total investments	1,000,993	989,701
Cash and cash equivalents	584,809	639,415
Restricted cash and cash equivalents	887,308	1,014,543
Due from brokers	169,078	—
Interest and dividends receivable	2,195	2,178
Reinsurance balances receivable, net	613,204	596,120
Deferred acquisition costs, net	172,288	154,717
Unearned premiums ceded	35,817	16,945
Loss and loss adjustment expenses recoverable, net	10,064	5,520
Other assets	17,807	20,555
Total assets	$3,493,563	$3,439,694
Liabilities
Accounts payable and accrued expenses	$12,167	$17,816
Reinsurance balances payable	94,810	81,941
Deposit liabilities	168,910	172,259
Unearned premium reserves	587,995	524,768
Loss and loss adjustment expense reserves	1,133,983	1,111,692
Securities sold, not yet purchased, at fair value	19,597	—
Due to brokers	1,456	—
Interest and dividends payable	3,164	3,055
Senior notes payable, net of deferred costs	114,177	114,089
Total liabilities	2,136,259	2,025,620
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 94,920,203; 2019 - 94,225,498)	9,492	9,423
Additional paid-in capital	930,487	927,704
Retained earnings	417,325	476,947
Shareholders’ equity attributable to Third Point Re common shareholders	1,357,304	1,414,074
Total liabilities and shareholders’ equity	$3,493,563	$3,439,694

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and six months ended June 30, 2020 and 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues
Gross premiums written	$157,571	$82,637	$361,702	$402,228
Gross premiums ceded	(30,487)	(1,473)	(30,222)	(2,185)
Net premiums written	127,084	81,164	331,480	400,043
Change in net unearned premium reserves	13,726	64,288	(44,355)	(101,541)
Net premiums earned	140,810	145,452	287,125	298,502
Net investment income (loss) from investment in related party investment fund	98,604	66,357	(102,211)	213,348
Other net investment income	38,607	2,774	54,395	10,736
Net investment income (loss)	137,211	69,131	(47,816)	224,084
Total revenues	278,021	214,583	239,309	522,586
Expenses
Loss and loss adjustment expenses incurred, net	89,106	82,334	176,892	177,402
Acquisition costs, net	43,671	58,006	92,924	115,504
General and administrative expenses	13,455	19,650	23,614	31,782
Other expenses	3,216	3,811	6,693	7,936
Interest expense	2,046	2,051	4,094	4,080
Foreign exchange gains	(797)	(4,260)	(9,014)	(1,742)
Total expenses	150,697	161,592	295,203	334,962
Income (loss) before income tax (expense) benefit	127,324	52,991	(55,894)	187,624
Income tax (expense) benefit	(3,309)	74	(3,728)	(1,644)
Net income (loss) available to Third Point Re common shareholders	$124,015	$53,065	$(59,622)	$185,980
Earnings (loss) per share available to Third Point Re common shareholders
Basic earnings (loss) per share available to Third Point Re common shareholders	$1.33	$0.58	$(0.65)	$2.02
Diluted earnings (loss) per share available to Third Point Re common shareholders	$1.33	$0.57	$(0.65)	$2.00
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	92,593,599	91,776,870	92,392,718	91,723,636
Diluted	92,738,293	92,801,799	92,392,718	92,720,466

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended June 30, 2020		Three months ended June 30, 2019
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$157,571	$157,571	$82,637	$82,637
Gross premiums ceded	(30,487)	(30,487)	(1,473)	(1,473)
Net premiums written	127,084	127,084	81,164	81,164
Change in net unearned premium reserves	13,726	13,726	64,288	64,288
Net premiums earned	140,810	140,810	145,452	145,452
Expenses
Loss and loss adjustment expenses incurred, net	89,106	89,106	82,334	82,334
Acquisition costs, net	43,671	43,671	58,006	58,006
General and administrative expenses	5,596	5,596	6,769	6,769
Total expenses	138,373	138,373	147,109	147,109
Net underwriting income (loss)	$2,437	2,437	$(1,657)	(1,657)
Net investment income		137,211		69,131
Corporate expenses		(7,859)		(12,881)
Other expenses		(3,216)		(3,811)
Interest expense		(2,046)		(2,051)
Foreign exchange gains		797		4,260
Income tax benefit (expense)		(3,309)		74
Net income available to Third Point Re common shareholders		$124,015		$53,065
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	63.3%		56.6%
Acquisition cost ratio	31.0%		39.9%
Composite ratio	94.3%		96.5%
General and administrative expense ratio	4.0%		4.6%
Combined ratio	98.3%		101.1%

	Six months ended June 30, 2020		Six months ended June 30, 2019
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$361,702	$361,702	$402,228	$402,228
Gross premiums ceded	(30,222)	(30,222)	(2,185)	(2,185)
Net premiums written	331,480	331,480	400,043	400,043
Change in net unearned premium reserves	(44,355)	(44,355)	(101,541)	(101,541)
Net premiums earned	287,125	287,125	298,502	298,502
Expenses
Loss and loss adjustment expenses incurred, net	176,892	176,892	177,402	177,402
Acquisition costs, net	92,924	92,924	115,504	115,504
General and administrative expenses	10,475	10,475	12,993	12,993
Total expenses	280,291	280,291	305,899	305,899
Net underwriting income (loss)	$6,834	6,834	$(7,397)	(7,397)
Net investment income (loss)		(47,816)		224,084
Corporate expenses		(13,139)		(18,789)
Other expenses		(6,693)		(7,936)
Interest expense		(4,094)		(4,080)
Foreign exchange gains		9,014		1,742
Income tax expense		(3,728)		(1,644)
Net income (loss) available to Third Point Re common shareholders		$(59,622)		$185,980
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	61.6%		59.4%
Acquisition cost ratio	32.4%		38.7%
Composite ratio	94.0%		98.1%
General and administrative expense ratio	3.6%		4.4%
Combined ratio	97.6%		102.5%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Non-GAAP Measures
Basic Book Value per Share and Diluted Book Value per Share
Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders’ equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and is calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the difference in basic book value per share for the periods presented divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the difference in diluted book value per share for the periods presented divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

	June 30, 2020	December 31, 2019
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Shareholders’ equity attributable to Third Point Re common shareholders	$1,357,304	$1,414,074
Basic and diluted book value per share denominator:
Common shares outstanding	94,920,203	94,225,498
Unvested restricted shares	(2,319,354)	(2,231,296)
Basic book value per share denominator:	92,600,849	91,994,202
Effect of dilutive warrants issued to founders and an advisor (1)	—	172,756
Effect of dilutive stock options issued to directors and employees (1)	—	225,666
Effect of dilutive restricted shares issued to directors and employees	1,825,128	1,654,803
Diluted book value per share denominator	94,425,977	94,047,427

Basic book value per share	$14.66	$15.37
Diluted book value per share	$14.37	$15.04
(1)As of June 30, 2020, there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants and options.
Return on Beginning Shareholders’ Equity Attributable to Third Point Re Common Shareholders
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders’ equity attributable to Third Point Re common shareholders is calculated by dividing net income (loss) available to Third Point Re common shareholders by the beginning shareholders’ equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders’ equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company’s profitability. When we repurchase our common shares, we also adjust the beginning shareholders’ equity attributable to Third Point Re common shareholders for the impact of the shares repurchased on a weighted average basis. For a period where there was a loss, this adjustment decreased the stated returns on beginning shareholders’ equity and for a period where there was a gain, this adjustment increased the stated returns on beginning shareholders’ equity.

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	($ in thousands)
Net income (loss) available to Third Point Re common shareholders	$124,015	$53,065	$(59,622)	$185,980
Shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	$1,231,701	$1,338,879	$1,414,074	$1,204,574
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders	10.1%	4.0%	(4.2)%	15.4%

Key Performance Indicator
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our net investments managed by Third Point LLC, net of fees. The net investment return on net investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our net investment assets managed by Third Point LLC. The net investment return reflects the combined results of our investments in TP Fund, collateral assets and certain other investment assets managed by Third Point LLC. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.